Exhibit 23.1
                                                                    ------------





                          Independent Auditors' Consent
                          -----------------------------

The  Board  of  Directors
Air  Methods  Corporation:

We consent to the use of our reports dated March 12, 2003, with respect to the consolidated balance sheets of Air Methods Corporation as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and related consolidated financial statement schedule II, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG  LLP
KPMG  LLP

Denver,  Colorado
May  12,  2003


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